UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 2521
Houston, Texas 77252-2521
Office: 713/759-3636
Facsimile: 713/759-3783

November 10, 2006

Dear                       :

We are writing to request your assistance with regard to the Special Meeting of Unitholders of TEPPCO Partners, L.P. which has been adjourned to Thursday, November 30, 2006.

Our records indicate that at                       , there are approximately                           units unvoted.  We understand the close relationship you maintain with your clients and that they may seek your assistance in responding to the Partnership’s proxy solicitation.  We wish to thank you for your assistance to date and ask for your continued cooperation by encouraging your clients to vote their units.  Every vote is important!

Holders of unvoted units should have recently received in the mail a duplicate proxy card containing the appropriate control number needed for the voting process.  For your information, your clients may vote by using one of the following simple methods:

1.               Vote by telephone.  Call 1-800-454-8683 using a touch-tone telephone.  The client must have their control number, which is printed on the proxy card, and follow the recorded instructions;

2.               Vote by internet.  Go to the website www.proxyvote.com.  The client must have their control number, which is printed on the proxy card, and follow the instructions that appear on the website; or

3.               Vote by mail.  The client must mark, sign, date and return the proxy card in the postage-paid return envelope provided.

Several of the proposals require the affirmative vote of two-thirds of the units entitled to vote.  Accordingly, each client’s vote is important.  The Board of Directors of Texas Eastern Products Pipeline Company, LLC, our general partner, recommends a vote FOR all of the proposals to be considered and voted on at the Special Meeting.

If you or your clients have questions or need assistance with voting procedures, please call Georgeson Inc. at 866-767-8980.  Please help the Partnership save additional solicitation costs by encouraging your clients to vote their units promptly.

Thank you for your cooperation and assistance.

Sincerely,

Jerry Thompson
President and CEO
TEPPCO PARTNERS, L.P.
COMMON UNITS – CUSIP #872384 10 2

TE Products Pipeline Company, Limited Partnership
TEPPCO GP, Inc., General Partner